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                             RICHARDSON & ASSOCIATES
                                ATTORNEYS AT LAW
                           WILSHIRE PALISADES BUILDING
                                1299 OCEAN AVENUE
                                    SUITE 900
                         SANTA MONICA, CALIFORNIA 90401
                            TELEPHONE (310) 393-9992
                            FACSIMILE (310) 393-2004

                                 March 8, 2000



Creative Host Services, Inc.
6355 Ferris Square
Suites G & H
San Diego, California 92126

        RE: CREATIVE HOST SERVICES, INC. - VALIDITY OF ISSUANCE OF SHARES

Ladies and Gentlemen:                   :



       We have acted as special counsel to you in connection with the registration on Form S-3 (File No.___________________ ) under the Securities Act of 1933, as amended (the "Registration Statement") of 1,731,028 shares of the Common Stock of Creative Host Services, Inc., a California corporation (the "Company"), no par value per share, consisting of 1,192,001 outstanding shares of the Company's Common Stock (collectively, the "Shares"), up to 239,600 shares of the Company's Common Stock issuable upon the exercise of 239,600 outstanding warrants (collectively, the "Warrants") to purchase the Company's Common Stock, and up to 299,427 shares of the Company's Common Stock issuable upon the conversion of $784,500 outstanding principal amount of 12% Secured Convertible Promissory Notes dated December 21, 1998 (collectively, the "Notes"). The shares of the Company's Common Stock issuable upon the exercise of the Warrants and conversion of the Notes are collectively referred to herein as the "Underlying Shares". You have requested our opinion in connection with the registration of the Shares and Underlying Shares covered by the Prospectus, dated March 8, 2000 (the "Prospectus"). In connection with our acting as counsel, we have examined the laws of the State of California together with the Warrant entered into by the Company and the Warrantholder attached as Exhibit 4.2 to the Registration Statement and the Notes issued by the Company attached as Exhibit 4.3 to the Registration Statement, as well as the Prospectus and certain other documents and instruments prepared on behalf of the Company as we deemed necessary and relevant in the preparation of our opinion as hereinafter set forth.



         In our examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies of originals, the authenticity of such latter documents, and the proper execution, delivery and filing of the documents referred to in this opinion.


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Creative Host Services, Inc.
March 8, 2000
Page Two



         Based upon the foregoing, we are of the opinion that the outstanding Shares and the Underlying Shares to be issued by the Company pursuant to the conversion of the Notes and the exercise of the Warrants have been and will be duly created, and have been and will be validly issued shares of the Common Stock, no par value per share, of the Company. Upon proper exercise of the outstanding Warrants and payment for the Underlying Shares issuable upon the exercise of the Warrants, and upon the proper conversion of the Notes, the Underlying Shares will be fully paid and nonassessable.

         For the purposes of this opinion we are assuming the proper execution of the Notes and Warrants and all certificates evidencing the Notes and Warrants, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than California.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the Prospectus which is a part of said Registration Statement.

                                 Respectfully submitted,



                                 Mark J. Richardson, Esq.

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